EXHIBIT 10-C (e)

AMENDMENT TO SUPPLEMENTAL EMPLOYEES’ RETIREMENT INCOME PLAN

RESOLVED, that the Employee Relations Committee hereby amends Sections 3.2(a) and 3.2(b) of the Colgate-Palmolive Company Supplemental Employees’ Retirement Income Plan effective January 1, 2016 to read as follows:
Section 3.2 Amount of Member's Benefit
(a)    In the case of any Member whose Determination Date is coincident with or immediately following his separation from service, such Member shall be entitled to a benefit under this Plan, the Actuarial Equivalent of which is equal to the difference between:
(i)the benefit that would have been payable under the Base Plan as of such date in the form elected by the Member under such plan if the limitations of Code sections 401(a)(17) and 415 were not take into account in calculating the benefit; and
(ii)the benefit actually payable under the Base Plan;
For Members previously covered under the Hill's Plan, the determination of the benefit payable under Section 3.2(a)(i) above shall be made by treating amounts deferred under the Colgate-Palmolive Company Deferred Compensation Plan, to the extent such amounts would have been recognized as Earnings under the Base Plan determined at the Member's Benefit Commencement Date, as benefit bearing compensation. For Members who are Employees on December 31, 2013 and whose Recognized Earnings as of February 1, 2013 are in excess of $255,000, the determination of the benefit payable under Section 3.2(a)(i) above shall be made without regard to the Base Plan amendment requiring that both their benefit upon normal retirement and their pre-Social Security supplement under Appendix B of the Base Plan be calculated based on the Member's Average Recognized Monthly Earnings, and Estimated Primary Insurance Amount as of December 31, 2013. For Members whose Recognized Earnings as of any date on or after February 1, 2013 are in excess of the limitation then in effect under Code section 401(a)(17), and who terminate employment on or after January 1, 2016, the determination of the benefit payable under Section 3.2(a)(i) above shall be made without regard to Section 7(b) of Appendix B of the Base Plan and the last paragraph of Section 7 of Appendix B of the Base Plan.
In the case of a Member Eligible for the Increased Benefit, the determination of the benefit payable under Section 3.2(a)(i) above shall be made by assuming that the benefit is payable in the form of a joint and 75% surviving spouse annuity with no actuarial reduction to reflect the 75% survivor annuity, provided, however that in any case where the surviving spouse is more than 60 months younger than the Member, the additional 25% surviving spouse annuity shall be reduced 1/8 of 1% (.00125) per month for each month over 60 months that the surviving spouse is younger than the Member.
(b)    In any case where the Determination Date under the Base Plan does not coincide with, or immediately follow, the Member's separation from service, the Member shall be entitled to a benefit under this Plan, the Actuarial Equivalent of which is equal to the difference between:
(i)the annual benefit that would have been payable under the Base Plan in the normal form as of the earliest date the Member could have commenced benefits under the Base Plan following his separation from service if the limitations of Code sections 401(a)(17) and 415 were not taken into account in calculating the benefit; and
(ii)the Maximum Benefit applicable to the Member as of that date;
For Members previously covered under the Hill's Plan, the determination of the benefit payable under Section 3.2(b)(i) above shall be made by treating amounts deferred under the Colgate-Palmolive Company Deferred Compensation Plan, to the extent such amounts would have been recognized as Earnings under the Base Plan determined at the Member's Benefit Commencement Date, as benefit bearing compensation. For Members who are Employees on December 31, 2013 and whose Recognized Earnings as of February 1, 2013 are in excess of $255,000, the determination of the benefit payable under Section 3.2(b)(i) above shall be made without regard to the Base Plan amendment requiring that both their benefit upon normal retirement and their pre-Social Security supplement under Appendix B of the Base Plan be calculated based on the Member's Average Recognized Monthly Earnings, and Estimated Primary Insurance Amount as of December 31, 2013. For Members whose Recognized Earnings as of any date on or after February 1, 2013 are in excess of the limitation then in effect under Code section 401(a)(17), and who terminate employment on or after January 1, 2016, the determination of the benefit payable under Section 3.2(b)(i) above shall be made without regard to Section 7(b) of Appendix B of the Base Plan and the last paragraph of Section 7 of Appendix B of the Base Plan. In the case of a Member Eligible for the Increased Benefit, the determination of the benefit payable under Section 3.2(b)(i) above shall be made by assuming that the benefit is payable in the form of a joint and 75% surviving spouse annuity with no actuarial reduction to reflect the 75% survivor annuity, provided, however that in any case where the surviving spouse is more than 60 months younger than the Member, the additional 25% surviving spouse annuity shall be reduced 1/8 of 1% (.00125) per month for each month over 60 months that the surviving spouse is younger than the Member.